Deloitte & Touche                    ___________________________________________
                                     One Capital Place  Telephone 345-949-7500
                                     P.O. Box 1787 GT   Facsimile: 345-949-8238
                                     Grand Cayman       E-Mail: @deloitte.com.ky
                                     Cayman Islands

                                                      Exhibit 11b

Independent Auditors' Consent

We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement (No. 33-48605) of The 59 Wall Street Fund, Inc. on behalf of The 59 Wall Street International Equity Fund (one of the series consituting The 59 Wall Street Fund, Inc.) of our report dated December 11, 1998, relating to International Equity Portfolio, incorporated herein by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading, "Financial Highlights" appearing in the Prospectus, which is also a part of such Registation Statement.

/S/DELOITTE & TOUCHE
February 26, 1999